Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Enters Into Standby Equity Purchase Agreement

Vancouver, British Columbia – December 17, 2024. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, announces it entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD (the “Investor”), an investment fund managed by Yorkville Advisors Global LP, a global investment manager, on December 13, 2024 (the “Effective Date”) to sell up to $10 million in the aggregate of the Company’s common shares, no value (the “Common Shares”), at any time during the 36-month period following the Effective Date of the SEPA, subject to the effectiveness of a registration statement with the Securities and Exchange Commission and other conditions set forth in the SEPA.

“This equity facility is a key component of our financing strategy, offering both flexibility and extended runway to accelerate our pharmaceutical programs and other business development initiatives,” said Eric A. Adams, Chief Executive Officer of InMed. “This approach allows the Company to raise capital on an as-needed basis, maintaining control over both the timing and the amount. We are confident that Yorkville Advisors will be a valuable financial partner for our continued growth.”

The total number of Common Shares issuable under the terms of the SEPA is limited to a number equivalent to 19.99% of the outstanding Common Shares as of the Effective Date unless certain pricing conditions are met, which could have the effect of limiting the total proceeds made available to the Company under the SEPA. In addition, the issuance of Common Shares under the SEPA is subject to further limitations, including that the Common Shares beneficially owned by the Investor and its affiliates will not exceed 9.99% in the aggregate.

Common Shares issued and sold to the Investor under the SEPA will be priced at 97% of the Market Price (as defined in the SEPA) during a specified three-day pricing period. InMed reserves the right to set a minimum acceptable price for these Common Share issuances.

For further information on the SEPA, including important terms and conditions, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission from time to time.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: InMed’s financing strategy and availability of funds; extending the Company’s runway to accelerate our pharmaceutical programs and other business development initiatives and the ability to issue shares under the SEPA; the terms and conditions of the SEPA, including the requirements to have an effective registration statement with the Securities and Exchange Commission, the ability to comply with such terms and conditions, and with respect to volume and pricing requirements; dilution that could arise from the issuance of any Common Shares pursuant to the SEPA; and the fact that there can be no assurance that any sales will occur under the SEPA, if at all.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.